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Exhibit 10.b

                          FINGERHUT COMPANIES, INC.
                                    Buyer

                                     and

                   DIRECT MERCHANTS CREDIT CARD BANK, N.A.
                                    Seller



                     BANK RECEIVABLES PURCHASE AGREEMENT
                          Dated as of April 18, 1995

                                TABLE OF CONTENTS

                                    ARTICLE I

               DEFINITIONS  . . . . . . . . . . . . . . . . . . .    1
               Section 1.1  Definitions . . . . . . . . . . . . .    1
               Section 1.2  Other Definitional Provisions . . . .    7

                                   ARTICLE II

               PURCHASE, CONVEYANCE AND SERVICING
                 OF RECEIVABLES . . . . . . . . . . . . . . . . .    8
               Section 2.1  Sale  . . . . . . . . . . . . . . . .    8

                                   ARTICLE III

               CONSIDERATION AND PAYMENT  . . . . . . . . . . . .   10
               Section 3.1  Purchase Price  . . . . . . . . . . .   10
               Section 3.2  Payment of Purchase Price . . . . . .   10
               Section 3.3  Daily Reports . . . . . . . . . . . .   10

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES . . . . . . . . . .   11
               Section 4.1  Seller's Representations and
                             Warranties . . . . . . . . . . . . .   11
               Section 4.2  Seller's Representations and
                             Warranties Regarding Receivables . .   14
               Section 4.3  Representations and Warranties
                             of the Buyer . . . . . . . . . . . .   16

                                    ARTICLE V

               COVENANTS OF SELLER AND BUYER  . . . . . . . . . .   18
               Section 5.1  Seller Covenants  . . . . . . . . . .   18
               Section 5.2  Addition of Accounts  . . . . . . . .   19
               Section 5.3  Buyer Covenant Regarding
                             Sale Treatment . . . . . . . . . . .   20

                                   ARTICLE VI

               OPTIONAL REPURCHASE  . . . . . . . . . . . . . . .   20
               Section 6.1  Breach of Warranty  . . . . . . . . . . 20
               Section 6.2  Conveyance of Reassigned Receivables    21

                                   ARTICLE VII

               CONDITIONS PRECEDENT . . . . . . . . . . . . . . .   21
               Section 7.1  Conditions to the Buyer's
                             Obligations Regarding Receivables  .   21
               Section 7.2  Conditions Precedent to the
                             Seller's Obligations . . . . . . . .   22

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                                  ARTICLE VIII

               TERM AND TERMINATION . . . . . . . . . . . . . . .   23
               Section 8.1  Term  . . . . . . . . . . . . . . . .   23
               Section 8.2  Effect of Termination . . . . . . . .   23

                                   ARTICLE IX
               MISCELLANEOUS PROVISIONS . . . . . . . . . . . . .   24
               Section 9.1  Amendment . . . . . . . . . . . . . .   24
               Section 9.2  Governing Law . . . . . . . . . . . .   24
               Section 9.3  Notices . . . . . . . . . . . . . . .   24
               Section 9.4  Severability of Provisions  . . . . .   25
               Section 9.5  Further Assurances  . . . . . . . . .   25
               Section 9.6  No Waiver; Cumulative Remedies  . . .   25
               Section 9.7  Counterparts  . . . . . . . . . . . .   25
               Section 9.8  Binding Effect; Third Party
                             Beneficiaries  . . . . . . . . . . . . 25
               Section 9.9  Merger and Integration.   . . . . . .   25
               Section 9.10 Headings  . . . . . . . . . . . . . .   26
               Section 9.11 Schedules and Exhibits  . . . . . . .   26
               Section 9.12 Protection of Right, Title
                             and Interest to Receivables  . . . .   26

               Exhibit A  Form of Daily Report



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                     BANK RECEIVABLES PURCHASE AGREEMENT

                    PURCHASE AGREEMENT, dated as of April 18, 1995 (the "Agreement"), by and between FINGERHUT COMPANIES, INC., a Minnesota corporation ("Fingerhut" or the "Buyer"), and DIRECT MERCHANTS CREDIT CARD BANK, N.A., a national banking association ("Direct Merchants" or the "Seller").

                            W I T N E S S E T H :

                    WHEREAS, the Buyer desires to purchase from time to time certain open-end or revolving credit receivables (including, without limitation, MasterCard, Visa and private label credit card receivables) generated on or before the Closing Date or to be generated after the Closing Date by the Seller in the normal course of its business;

                    WHEREAS, the Seller desires to sell and assign from time to time such receivables to the Buyer upon the terms and conditions hereinafter set forth;

                    WHEREAS, the Buyer is an Affiliate of the Seller;

                    NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

                                  ARTICLE I

                                 DEFINITIONS

                    Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the following meanings assigned to them:

                    "Account" shall mean (a) each credit card account established pursuant to a Contract between the Seller and any Person, which on the Closing Date is an Eligible Account or, with respect to accounts sold to the Buyer after the Closing Date, is an Additional Account and an Eligible Account. The definition of Account shall include each Transferred Account but shall not include any Accounts containing Ineligible Receivables and repurchased by the Seller pursuant to Article VI hereof.

                    "Additional Account" shall mean those revolving

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          credit consumers credit card accounts coming into
          existence after the Closing Date which meet the following criteria:

                    (a) a consumer revolving credit card account (or any successor credit card account designations met by the Seller);
                    (i)  which was in existence and owned by the
          Seller on the date on which Receivables generated in such account are to be first sold to the Buyer;

                    (ii)  which is payable in Dollars; and

                    (iii)  the Receivables in which have not been
          charged off prior to the date of their designation for sale to the Buyer; or

                    (b) any other consumer revolving credit card account, Receivables from which the Buyer permits to be sold to the Buyer.

                    "Affiliate" means, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

                    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Minneapolis, Minnesota, Salt Lake City, Utah, Tulsa, Oklahoma or Omaha, Nebraska are authorized or obligated

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          by law or executive order to be closed.

                    "Collections" shall mean all payments received by the Seller in respect of the Eligible Receivables in the form of cash, checks or any other form of payment in accordance with the Contract in effect from time to time on any Eligible Receivables, other than pre-paid insurance premiums.

                    "Contract" means an agreement between the Seller or an Affiliate thereof and another Person for the extension of revolving credit, including pursuant to a credit card, in the form of a written contract, invoice, or revolving credit agreement (but shall not include any agreement or plan relating to the extension of credit on a closed-end basis).

                    "Credit Adjustment" shall have the meaning set forth in Section 3.2(b) hereof.

                    "Credit and Collection Policy" means those credit, collection, customer relations and service policies and practices in effect on the date hereof relating to the Contracts and the Receivables as such may be modified from time to time.

                    "Date of Processing" shall mean with respect to any transaction, the date on which such transaction is settled according to the Seller's computer master file of revolving credit accounts.

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                    "Defaulted Account" shall mean each Account
          with respect to which, in accordance with the Credit and Collection Policy or the Seller's customary and usual servicing procedures, the Seller has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Seller's computer master file of consumer credit card revolving accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

                    "Eligible Account" shall mean, as of the Closing Date (or, with respect to Additional Accounts, as of the date the Receivable arising in such Accounts are first sold to the Buyer), each Account owned by the
          Seller:

                    (a)  which is payable in Dollars;

                    (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United
          States military address;

                    (c)  which has not been identified by the
          Seller in its computer master file as stolen or lost;

                    (d) which is not at the time of sale sold or pledged to any other party and which does not have Receivables, which at the time of sale, are sold or pledged to any other party (provided that Receivables which were sold or pledged prior to the Closing Date, but repurchased free of all Liens or where all Liens were released prior to the sale hereunder, shall not be disqualified under this clause (d));

                    (e)  which was in existence and serviced at
          certain facilities of the Seller or the Receivables of which the Buyer permits to be sold automatically to the Buyer;


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                    (f)  the Receivables in which the Seller has
          not charged off (or required to be charged off) in its customary and usual manner for charging off Receivables in such Accounts as of the Closing Date (or, with respect to Additional Accounts, as of the date the Receivables of such Accounts are sold to the Purchaser) unless such Account is subsequently reinstated; and

                    (g) which is not an Additional Account which the Buyer and the Seller have elected to exclude from sale under this Agreement.

                    "Eligible Receivable" shall mean each
          Receivable that satisfies each of the following criteria:
          (a) it arises under an Eligible Account, (b) it is not sold or pledged to any other party, (c) it constitutes an "account," "chattel paper" or a "general intangible" as each are defined in Article 9 of the UCC as then in effect in the Relevant UCC State, (d) it is at the time of its purchase by the Buyer the legal, valid, and binding obligation of, or is guaranteed by, a person who is competent to enter into a contract and incur debt, and is enforceable against such person in accordance with its terms, (e) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and pursuant to a Contract which complies, in all material respects, with all Requirements of Law applicable to the Seller (including, without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices),
          (f) all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables and (g) immediately prior to giving effect to the sale, the Seller will have good and marketable title free and clear of all Liens and security interests arising under or through the Seller (other than Permitted Liens).


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                    "Finance Charge Receivables" shall mean all
          amounts billed from time to time to the Obligors on any Account in respect of (i) Periodic Finance Charges, (ii) overlimit fees, (iii) late charges, (iv) returned check fees, (v) annual membership fees and annual service charges, if any, (vi) transaction charges, (vii) cash advance fees and (viii) similar fees and charges, excluding fees and charges for insurance and insurance type products, plus Recoveries.

                    "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Ineligible Receivable" shall have the meaning set forth in Section 6.1 hereof.

                    "Lien" shall mean any lien, security interest or other encumbrance.

                    "Obligor" shall mean a Person obligated to make payments with respect to a Receivable arising under an Account.
                    "Periodic Finance Charges" shall have, with respect to any Account, the meaning set forth in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.

                    "Permitted Lien" shall mean with respect to the
          Receivables: Liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

                    "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

                    "Principal Receivables" shall mean amounts

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          shown on the Seller's records as amounts payable by
          Obligors with respect to Eligible Receivables on any Account other than such amounts that are Finance Charge Receivables or Receivables in Defaulted Accounts and shall include, without limitation, amounts payable for purchases of goods or services or cash advances. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

                    "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

                    "Receivable" shall mean, with respect to any Obligor, all of the indebtedness of such Obligor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligor with respect thereto. Each receivable includes, without limitation, all rights of the Seller under the applicable Contract.

                    "Recoveries" shall mean any amounts received by the Seller with respect to Defaulted Accounts.

                    "Relevant UCC State" shall mean each
          jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Buyer pursuant to this Agreement.

                    "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

                    "Sale Papers" shall have the meaning set forth in Section 4.1(c) hereof.

                    "Secured Obligations" shall have the meaning set forth in Section 2.1(d) hereof.

                    "Termination Date" shall have the meaning set forth in Section 8.1 hereof.

                    "Transferred Account" shall mean an Account with respect to which a new credit card account number has been issued by the Seller under circumstances

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          resulting from a lost or stolen credit card and not
          requiring standard application and credit evaluation procedures under the Credit and Collection Policy.

                    "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.
                    Section 1.2  Other Definitional Provisions.
          The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                              [END OF ARTICLE I]

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                                  ARTICLE II

                     PURCHASE, CONVEYANCE AND SERVICING
                                OF RECEIVABLES

                    Section 2.1 Sale. (a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest in, to and under (i) the Receivables now existing and hereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, contract rights, general intangibles, chattel paper and other obligations of any Obligor with respect to the Receivables, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any payment of interest, Finance Charge Receivables, fees and other obligations with respect to any such Receivable), (iii) all proceeds of such Receivables and (iv) any Recoveries. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Seller in connection with the Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchant clearance systems, VISA USA, Inc., MasterCard International Incorporated or insurers.

                    (b) In connection with the foregoing sale, the Seller agrees to record and file, at the Buyer's expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Buyer within 10 days after April 18, 1995 (the "Closing Date").

                    (c) In connection with the sale and conveyance hereunder, the Seller agrees, at the Buyer's expense, on or prior to the Closing Date and on each Business Day thereafter, to indicate or cause to be indicated clearly and unambiguously in its accounting records that such Receivables and the other property described in clauses
          (i), (ii) and (iii) of Section 2.1(a) have been sold to the Buyer pursuant to this Agreement as of the Closing Date or such Business Day as applicable.

                    (d) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables by the Seller to the Buyer pursuant to this Agreement be construed as a sale of such Receivables by the Seller to the Buyer. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivables are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in and to all of the Seller's right, title and interest in (w) all Receivables outstanding on the Closing Date and thereafter created by the Seller and all rights (but not the obligations) relating to such Receivables, (x) with respect to the Receivables, all accounts (as defined in the applicable UCC) outstanding on the Closing Date and thereafter created by the Seller, and all rights (but not the obligations) relating thereto, (y) all monies due or to become due with respect thereto and (z) all proceeds of the foregoing to secure (1) the obligations of the Seller and (2) a loan to the Seller in the amount of the Purchase Price as set forth in this Agreement (the "Secured Obligations"). The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement.

                             [END OF ARTICLE II]

                                 ARTICLE III

                          CONSIDERATION AND PAYMENT

                    Section 3.1  Purchase Price.  The Purchase
          Price for the Receivables and related property conveyed to the Buyer under this Agreement shall be a dollar amount equal to, for Receivables sold on any date, the aggregate amount of all Principal Receivables sold as of such date.

                    Section 3.2  Payment of Purchase Price.  (a)
          The Purchase Price for Receivables shall be paid or provided for on the Closing Date with respect to the Receivables existing on the Closing Date and on each Business Day thereafter on which Receivables are transferred hereunder, as the case may be, by payment in immediately available funds.

                    (b) The Purchase Price shall be adjusted on a daily basis (the "Credit Adjustment") if the Seller adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Seller otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible.

                    Section 3.3 Daily Reports. On each Business Day, the Seller shall deliver to the Buyer a Daily Report (the "Daily Report") showing the aggregate Purchase Price of Receivables generated, the aggregate amount, if any, owing to the Buyer pursuant to Section 6.1 hereof and the aggregate net amount of cash owing for Receivables generated in each case for the period from and including the preceding Business Day.

                             [END OF ARTICLE III]

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

                    Section 4.1  Seller's Representations and
          Warranties. The Seller represents and warrants to the Buyer as of the Closing Date, and as to matters involving Additional Accounts, as of the date the Receivables of such Accounts are sold to the Buyer, that:

                    (a)  Organization and Good Standing.  The
          Seller is a national banking association organized and validly existing in good standing under the laws of the United States and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller hereunder (collectively, the "Sale Papers").

                    (b)  Due Qualification.  The Seller is duly
          qualified to do business and is in good standing (or is exempt from such requirements), as a foreign corporation in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law; provided that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Buyer would have to obtain to do business in any state in which the Buyer seeks to enforce any Receivable.
                    (c)  Due Authorization.  The execution and
          delivery of the Sale Papers, and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on its part.

                    (d)  Binding Obligation.  Each of the Sale
          Papers, and the consummation of the transactions provided for therein, constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                    (e) No Conflicts. The execution and delivery of the Sale Papers and the performance of the transactions contemplated thereby, do not (i) contravene the Seller's charter or by-laws or (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

                    (f) Taxes. The Seller has filed all material tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

                    (g) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms thereof, will not violate any Requirements of Law applicable to the Seller, will not violate, result in any breach of any of the material terms and provisions of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Seller, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Seller is a party or by which it or its properties are bound.

                    (h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof.

                    (i)  All Consents Required.  All approvals,
          authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms hereof and thereof, have been obtained.

                    (j) Bona Fide Receivables. The Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Seller in any document or report delivered under this Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth herein.

                    (k)  Place of Business.  The principal
          executive offices of the Seller are in Salt Lake City, Utah and the offices where the Seller keeps its records concerning the Receivables and related Contracts are in Salt Lake City, Utah, Omaha, Nebraska, Hennepin County, Minnesota, Tulsa, Oklahoma and St. Cloud, Minnesota.

                    (l) Use of Proceeds. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to purchase or carry any margin stock.

                    (m) Not an Investment Company. The Seller is not an "investment company" within the meaning of the

          Investment Company Act, or is exempt from all provisions of such Act.

                    The representations and warranties set forth in this Section 4.1 shall survive the sale of the Receivables to the Buyer. The Seller hereby represents and warrants to the Buyer, that the representations and warranties of the Seller set forth in Section 4.1 are true and correct as of such date. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other.

                    Section 4.2  Seller's Representations and
          Warranties Regarding Receivables.

                    (a)  Valid Sale, etc.  The Seller (x) hereby
          represents and warrants as of the Closing Date, with respect to the Receivables created on or prior to, and outstanding on, such date and (y) shall be deemed to represent and warrant as of the date of the creation and transfer to the Buyer of any Receivables with respect to such Receivables, that:

                         (i)  This Agreement constitutes the legal,
               valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, receivership, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and
               (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                         (ii)  The transfer of Receivables by the
               Seller to the Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables, whether then existing or thereafter created and arising in connection with the Accounts, and such Receivables will be held by the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for Permitted Liens. This Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables purported to be sold hereunder, whether then existing or thereafter created and the proceeds thereof.

                         (iii)  The Seller is not insolvent and
               will not be rendered insolvent upon sale of the Receivables to the Buyer.

                         (iv)  The Seller is (or, with respect to
               Receivables arising after the date hereof, will be) the legal and beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Buyer free and clear of any Lien other than Permitted Liens.

                         (v)  All consents, licenses, approvals or
               authorizations of or registrations or declarations with any Governmental Authority required in connection with the transfer of such Receivables to the Buyer have been obtained.

                         (vi)  Each Account classified as an
               "Eligible Account" by the Seller in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Account as of the date of such document or report and each Receivable classified as an "Eligible Receivable" by the Seller in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable as of the time of such document or report.

                         (vii)  Each Receivable then existing has
               been conveyed to the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

                    (b) Daily Representations and Warranties. On each day on which any new Receivable is created by the Seller, the Seller shall be deemed to represent and warrant to the Buyer that (A) each Receivable purchased by the Seller on such day has been conveyed to the Buyer in compliance, in all material respects, with all Requirements of Law applicable to the Seller and free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Buyer have been duly obtained, effected or given and are in full force and effect.

                    (c) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the sale, transfer and assignment of the respective Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other. The Seller agrees to cooperate with the Buyer in attempting to cure any such breach.

                    Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants and agrees with, as of the date hereof and as of the Closing Date, the Seller and shall be deemed to represent and warrant as of the date of the creation of any Receivable sold to the Buyer hereunder that:

                    (a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver, and perform its obligations under the Sale Papers.

                    (b)  Due Qualification.  The Buyer is duly
          qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business and has obtained all necessary licenses and approvals with respect to the Buyer required under federal and Minnesota law.

                    (c)  Due Authorization.  The execution and
          delivery of the Sale Papers and the consummation of the transactions provided for in the Sale Papers have been duly authorized by the Buyer by all necessary corporate action on its part.

                    (d) No Conflicts. The execution and delivery of the Sale Papers and the performance of the transactions contemplated thereby do not (i) contravene the Buyer's certificate of incorporation or by-laws or
          (ii) violate any material provision of law applicable to it, or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Buyer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

                    (e) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers will not violate any Requirements of Law applicable to the Buyer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Buyer, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Buyer is a party or by which it or its properties are bound.

                    (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Sale

          Papers, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Buyer of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Sale Papers.

                    (g)  All Consents Required.  All approvals,
          authorizations, consents, orders, or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers have been obtained.

                    The representations and warranties set forth in this Section 4.3 shall survive the sale of the Receivables to the Buyer. The Buyer hereby represents and warrants to the Seller that the representations and warranties of the Buyer set forth in Section 4.3 are true and correct as of such date. Upon discovery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                             [END OF ARTICLE IV]

                                  ARTICLE V

                        COVENANTS OF SELLER AND BUYER

                    Section 5.1  Seller Covenants.  The Seller
          hereby covenants that:

                    (a)  Receivables to be Accounts, General
          Intangibles or Chattel Paper. The Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Seller will take no action to cause any Receivable to be anything other than an "account," a "general intangible" or "chattel paper" (as defined in the UCC as in effect in the Relevant UCC State).

                    (b)  Security Interests.  Except for the
          conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Buyer of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Buyer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Permitted Lien.

                    (c)  Contracts and Credit and Collection
          Policies. The Seller shall take all actions reasonably within its control to comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and all applicable rules and regulations of MasterCard International Incorporated except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Buyer. The Seller may change the terms and provisions of the Contracts or the Credit and Collection Policy in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of chargeoffs and the Periodic Finance Charges and other fees assessed thereon) only if such change (i) would not, in the reasonable belief of the Seller, materially impair the collectibility of any Receivable and (ii) (A) (if it owns a comparable segment of receivables) is made applicable to the comparable segment of the receivables owned by the Buyer or Seller, if any, which have characteristics the same as, or substantially similar to, the Receivables that are the subject of such change and (B) (if it does not own such a comparable segment of receivables) will not be made with the intent to materially benefit the Seller over the Buyer or to materially adversely affect the Buyer, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Seller and an unrelated third party or by the terms of the Contracts.

                    (d)  Delivery of Collections.  In the event
          that the Seller receives Collections, the Seller agrees to forward to the Buyer or its designee such Collections as soon as practicable after the receipt thereof, but in no event later than the second Business Day following the Date of Processing thereof.
                    (e) Notice of Liens. The Seller shall notify the Buyer promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

                    (f)  Separate Business.  The Seller shall
          maintain separate corporate records and books of account from those of the Buyer. The Seller will not conduct its business in the name of the Buyer so as not to mislead others as to the identity of the entity with which those others are concerned.

                    Section 5.2 Addition of Accounts. Unless the Seller specifies to the contrary, all Accounts that meet the definition of Additional Accounts shall be included as Accounts from and after the date upon which such Additional Accounts are created and all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, shall be automatically sold to the Buyer. For the purposes of this Agreement, all receivables of such Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of "Eligible Receivable" and "Eligible Account."

                    Section 5.3  Buyer Covenant Regarding Sale
          Treatment. The Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

                              [END OF ARTICLE V]

                                  ARTICLE VI

                             OPTIONAL REPURCHASE

                    Section 6.1 Breach of Warranty. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in Section 4.1(j) or subsections 4.2(a)(iii) through (vii) or 4.2(b), or in the event that a Receivable is not an Eligible Receivable on the date of its transfer to the Buyer as a result of the failure to satisfy the conditions set forth in the definition of Eligible Receivable, at the sole option of the Buyer and upon written notice to the Seller, such Receivable shall be designated an "Ineligible Receivable" and the Seller shall pay to the Buyer an amount in cash equal to the purchase price paid for any such Ineligible Receivable by the Buyer to the Seller. Such payment must be made by the close of business on the thirtieth Business Day following the day such Receivable has been designated an Ineligible Receivable; provided, however, that such amount may be offset against any amounts due from the Buyer to the Seller with respect to the Purchase Price for Receivables sold to the Buyer on such day. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections or failure to meet the conditions set forth in the definition of Eligible Receivable with respect to such Receivable available to the Buyer.

                    Section 6.2  Conveyance of Reassigned
          Receivables. Upon the request of the Seller, the Buyer shall execute and deliver to the Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to the Seller, pursuant to which the Buyer evidences the conveyance to the Seller of all of the Buyer's right, title, and interest in any Receivables reconveyed to the Seller pursuant to Section 6.1. The Buyer shall execute such other documents or instruments of conveyance or take such other actions as the Seller may reasonably require to effect any repurchase of Receivables pursuant to this Article VI.

                             [END OF ARTICLE VI]

                                 ARTICLE VII

                             CONDITIONS PRECEDENT

                    Section 7.1  Conditions to the Buyer's
          Obligations Regarding Receivables. The obligations of the Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

                    (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date and on the day of creation of any Receivable created thereafter with the same effect as though such representations and warranties had been made on such date;

                    (b) All information concerning the Receivables provided to the Buyer shall be true and correct in all material respects as of the Closing Date, in the case of Receivables sold to the Buyer on the Closing Date, or the applicable Date of Processing, in the case of Receivables created after the Closing Date;

                    (c) At the Closing Date, the Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                    (d)  With respect to Receivables sold to the
          Buyer on the Closing Date, the Seller shall have filed the financing statement(s) required to be filed pursuant to Section 2.1(b); and

                    (e)  All corporate and legal proceedings and
          all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

                    Section 7.2  Conditions Precedent to the
          Seller's Obligations. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

                    (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

                    (b)  Payment or provision for payment of the
          Purchase Price in accordance with the provisions of
          Section 3.2 hereof shall have been made; and

                    (c)  All corporate and legal proceedings and
          all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

                             [END OF ARTICLE VII]

                                 ARTICLE VIII

                             TERM AND TERMINATION

                    Section 8.1  Term.  This Agreement shall
          commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of: (a) such date as may be agreed to in writing by the Buyer and the Seller, or (b) the occurrence of any of the following events: the Buyer or the Seller shall
          (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law, (iv) become a party to (or be made the subject of) any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days after its filing, or (v) become unable for any reason to purchase or re-purchase Receivables in accordance with the provisions of this Agreement or default in its obligations hereunder, which default continues unremedied for more than 30 days after written notice is delivered to the defaulting party by the non-defaulting party (any such date set forth in clause (a) or (b) hereof being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section
          8.1 shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to Receivables sold prior to such termination.

                    Section 8.2  Effect of Termination.  No
          termination or rejection of or failure to assume the executory obligations of this Agreement in the event of the receivership of the Seller or bankruptcy of the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Buyer.

                            [END OF ARTICLE VIII]

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

                    Section 9.1 Amendment. This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller. The Seller shall provide prompt written notice of any such amendment to the Rating Agencies.

                    Section 9.2 Governing Law. THIS AGREEMENT AND THE OTHER SALE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

                    (a)  in the case of the Seller, to:

                         Direct Merchants Credit Card Bank, N.A.
                         1455 West 2200 South
                         Salt Lake City, Utah  84119
                         Attention:  Treasurer
                         (801) 974-4699

                    (b)  in the case of the Buyer, to:

                         Fingerhut Companies, Inc.
                         4400 Baker Road
                         Minnetonka, Minnesota  55343
                         Attention:  General Counsel
                         (612) 932-3100

          or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                    Section 9.4  Severability of Provisions.  If
          any one or more of the covenants, agreements, provisions or terms of the Sale Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of the Sale Papers.

                    Section 9.5 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of the Sale Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

                    Section 9.6  No Waiver; Cumulative Remedies.
          No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    Section 9.7 Counterparts. The Sale Papers may each be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                    Section 9.8  Binding Effect; Third Party
          Beneficiaries. The Sale Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                    Section 9.9 Merger and Integration. Except as specifically stated otherwise herein, the Sale Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the Sale Papers. The Sale Papers may not be modified, amended, waived or supplemented except as provided herein.

                    Section 9.10  Headings.  The headings herein
          are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                    Section 9.11  Schedules and Exhibits.  The
          schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                    Section 9.12  Protection of Right, Title and
          Interest to Receivables.

                    (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Seller's and the Buyer's right, title and interest to the Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to the Receivables and proceeds thereof. The

          Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 9.12(a).

                    (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Seller shall give the Buyer written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

                    (c)  The Seller will give the Buyer prompt
          written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                             [END OF ARTICLE IX]

                    IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                      DIRECT MERCHANTS CREDIT CARD
                                        BANK, N.A.,
                                        as Seller

                                      By:________________________
                                         Title:

                                      FINGERHUT COMPANIES, INC.,
                                        as Buyer

                                      By:________________________
                                         Title:

                                  EXHIBIT A

                             FORM OF DAILY REPORT

                                                                 EXHIBIT 10.B(1)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

        This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of September 16, 1996, by and among FINGERHUT COMPANIES, INC., a Minnesota corporation ("FCI"), METRIS COMPANIES INC., a Delaware corporation ("Metris") and DIRECT MERCHANTS CREDIT CARD BANK, NATION- AL ASSOCIATION, a national banking association with its principal offices located in Utah (the "Bank").

                              W I T N E S S E T H

        WHEREAS, FCI and the Bank have entered into that certain Amended and Restated Bank Receivables Pur- chase Agreement, dated as of May 26, 1995, as amended (the "Bank Receivables Purchase Agreement") pursuant to which FCI has agreed to purchase, and the Bank has agreed to sell, from time to time, certain open-end or revolving credit receivables as described therein;

        WHEREAS, in connection with a business realign- ment of FCI's subsidiaries, effective as of the date of execution of this Agreement (the "Effective Date"), the Bank will become a direct wholly owned subsidiary of Metris and Metris will be an indirect wholly owned sub- sidiary of FCI;

        WHEREAS, in connection with such business realignment, FCI wishes to assign to Metris all of its rights arising under the Bank Receivables Purchase Agree- ment, effective as of the Effective Date, Metris wishes to accept such assignment and has agreed to assume and perform all of FCI's duties and obligations under the Bank Receivables Purchase Agreement, and the Bank con- sents to such assignment and assumption;

        NOW, THEREFORE, in consideration of the terms and conditions hereof and for other good and valuable consideration, the receipt of which is hereby acknowl- edged, the parties hereby agree as follows:

        SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings in the Bank Receivables Pur- chase Agreement.

        SECTION 2. Assignment and Assumption. FCI hereby assigns to Metris all of its rights arising under the Bank Receivables Purchase Agreement, effective as of the Effective Date, and Metris hereby accepts such as-signment. FCI hereby delegates to Metris all of its duties and obligations under the Bank Receivables Pur- chase Agreement and, for the benefit of FCI and the Bank, Metris hereby assumes and agrees to perform all of FCI's duties and obligations under the Bank Receivables Pur- chase Agreement. Metris agrees that it shall be liable to the Bank for all of the obligations of FCI arising under and in accordance with the Bank Receivables Pur- chase Agreement, whether arising prior to or after the Effective Date.

        SECTION 3.  Representations.

        (a) FCI and Metris each represents to the other and to the Bank as follows with respect to itself:

        (i) Organization and Good Standing. It is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver, and perform its obligations under this Agreement.

        (ii) Due Qualification. It is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business and has obtained all necessary licenses and approvals with re- spect to it required under federal law and the law of the jurisdiction of its incorporation.

        (iii) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions contem- plated herein have been duly authorized by all necessary corporate action on its part.

        (iv) No Conflicts/No Violation. The execution and delivery of this Agreement and the performance of the transactions contem- plated hereby (i) do not contravene its certif- icate of incorporation or by-laws, (ii) violate any material provision of law applicable to it, or (iii) result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, con- tract, agreement, mortgage, deed of trust or other material instrument to which it is a party or by which it or its properties are bound, and (iv) such action does not require any filing (except for the UCC filing), regis- tration, consent or approval under any law, rule, regulation, order, writ, judgment, in- junction, decree, determination or award pres- ently in effect and applicable to it, except for such filings, registrations, consents or approvals as have already been obtained or made and as are in full force and effect.

        (v) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (a) as- serting the invalidity of this Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated hereby, (c) seek- ing any determination or ruling that would materially and adversely affect the performance by it of its obligations hereunder, or (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

        (b) FCI further represents to Metris that (i) the Bank Receivables Purchase Agreement is in full force and effect as of the Effective Date, (ii) it has delivered to Metris, on or prior to the Effective Date, all amendments, modifications or supplements, as the case may be, to the Bank Receivables Purchase Agreement.

        SECTION 4. References to FCI. The parties agree that references in the Bank Receivables Purchase Agreement to "Fingerhut" or the "Buyer" shall be deemed to refer, on and after the Effective Date and wherever appropriate in the context, to Metris.

        SECTION 5. Amendments to Bank Receivables Purchase Agreement. The parties agree that the Bank Receivables Agreement shall be amended as follows:

        (i) The word "Purchaser" in the sixth line of paragraph (e) of the definition of "Eligible Account" in Article I of the Bank Receivables Purchase Agreement shall be deleted and replaced with "Buyer."

        (ii)  The definition of "Pooling and Servicing Agreement" in
Article I of the Bank Receivables Purchase Agreement shall be deleted in its entirety and replaced with the following:

        "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement dated as of May 26, 1995, as amended from to time, by and among Direct Merchants Credit Card Bank, Na- tional Association, as servicer, Metris Receiv- ables, Inc., as transferor, and The Bank of New York (Delaware), as trustee.

        SECTION 6. Consent of Bank. The Bank hereby consents to the assignment herein by FCI to Metris of all of Metris' rights arising under the Bank Receivables Purchase Agreement and the delegation herein by FCI to, and the assumption herein by, Metris of all of FCI's duties and obligations under the Bank Receivables Pur- chase Agreement. The Bank agrees that on and after the Effective Date, the Bank shall look only to Metris for the performance of FCI's duties and obligations arising under the Bank Receivables Purchase Agreement prior to the Effective Date and the Bank hereby releases FCI from any and all claims the Bank may have against FCI arising under or in connection with the Bank Receivables Purchase Agreement.

        SECTION 7. Conditions Precedent. FCI, Metris and the Bank agree that the consummation of the transac- tions contemplated by (i) the contribution by FCI to Metris of the capital stock of the Bank and Metris Re- ceivables shall have occurred, (ii) the Assignment and Assumption Agreement dated as of September 16, 1996, among FCI, Metris and Metris Receivables, Inc. (formerly Fingerhut Financial Services Receivables, Inc.) ("Metris Receivables") and
(iii) Amendment No. 2 dated as of September 16, 1996, among Metris Receivables, as trans- feror, the Bank, as servicer, and The Bank of New York (Delaware), as trustee, to the Pooling and Servicing Agreement dated as of May 26, 1995, and the satisfaction of the conditions precedent to each of the foregoing stated therein, shall be conditions precedent to the effectiveness of this Agreement.

        SECTION 8. Indemnification. FCI hereby agrees to indemnify and hold harmless Metris from and against any and all liabilities, losses, damages, claims, ac- tions, and suits, and all costs and expenses relating thereto, including reasonable legal fees, expenses and costs of investigation (collectively, "Claims"), which may at any time be imposed upon, incurred by or asserted against Metris and in any way related to or arising out of the breach of any of the agreements, representations or warranties made by or on behalf of FCI in the Purchase Agreement, except that FCI shall not be required to indemnify Metris for any Claim resulting from (i) Metris' own gross negligence, bad faith or willful misconduct, (ii) the breach or inaccuracy of a representation, war- ranty, agreement or covenant of Metris set forth herein or in the Bank Receivables Purchase Agreement, or (iii) any act of or omission by any person or entity occurring subsequent to the Effective Date.

        SECTION 9. Indemnification Procedure. Not- withstanding the provisions of Section 8 hereof, FCI shall not be required to indemnify Metris under such Section with respect to any Claim unless (a) Metris notifies FCI promptly upon becoming aware of the exis- tence, assertion or likely assertion of such Claim, and in any event before the failure to so notify FCI adverse- ly affects the ability of FCI to defend against such Claim, (b) Metris permits FCI to assume and control the defense of such Claim, and to negotiate and conclude a settlement of such Claim if FCI elects to do so, and (c) Metris cooperates with FCI in the defense of such Claim.

        SECTION 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which to- gether shall be deemed to be one and the same instrument.

        SECTION 12. Amendments. The terms of this Agreement may not be amended, waived, modified or termi- nated except by written instrument signed by the parties hereto. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any rights consequent thereon.

        SECTION 13. Notices. All notices and communi- cations under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by hand or transmitted by telex or other communications device capable of transmitting or creating a written record:

                    (a)  if to FCI:

                         Fingerhut Companies, Inc.
                         4400 Baker Road
                         Minnetonka, Minnesota  55343
                         Attention:  General Counsel
                         Telephone:  (612) 932-3585
                         Telecopy:   (612) 936-5412

          or at such other address as it may have furnished in writing to Metris and the Bank;

                    (b)  if to Metris:

                         Metris Companies Inc.
                         600 South Highway 169, Suite 1800
                         St. Louis Park, Minnesota  55426

                         Attention:  Chief Financial Officer
                         Telephone:  (612) 525-5094
                         Telecopy:   (612) 525-5070

          or at such other address as it may have furnished in writing to FCI and the Bank; and

                    (c)  if to the Bank:

                         Direct Merchants Credit Card Bank, N.A.
                         1455 West 2200 South
                         Salt Lake City, Utah  84119
                         Attention:  Treasurer
                         Telephone:  (801) 974-4699
                         Telecopy:   (801) 974-4630

          or at such other address as it may have furnished in writing to FCI and Metris. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when received and any notice delivered by hand or transmitted by telecommunications device shall be deemed to be given when so delivered or transmitted as applicable. Each party agrees that all notices or other communications permitted or required to be given to FCI under the Bank Receivables Purchase Agreement shall be given to Metris at the address set forth above or at such other address as the Metris may have furnished in writing to the appropriate party.

        SECTION 14. Successors and Assigns. Neither the obligations of FCI nor the obligations of Metris hereunder, including any obligations assumed as a result of this Agreement, shall be assigned to any person with- out the prior written consent of the other parties here- to. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

        SECTION 15. Headings. The headings of Sec- tions have been included herein for convenience only and should not be considered in interpreting this Agreement.

        SECTION 16. Survival of Representations. All representations contained in this Agreement shall survive the execution and delivery of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    FINGERHUT COMPANIES, INC.

                                    By:________________________
                                       Name:
                                       Title:

                                    METRIS COMPANIES INC.

                                    By:________________________
                                       Name:
                                       Title:

                                    DIRECT MERCHANTS CREDIT CARD
                                        BANK, NATIONAL ASSOCIATION

                                    By:________________________
                                       Name:
                                       Title: